Exhibit 3.9

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “CITADEL PLASTICS HOLDINGS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE SEVENTH DAY OF MARCH, A.D. 2007, AT 4:06 O’CLOCK P.M.

CERTIFICATE OF CORRECTION, FILED THE TWENTY-FIFTH DAY OF FEBRUARY, A.D. 2008, AT 3:40 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE FIRST DAY OF MAY, A.D. 2008, AT 2:18 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF DECEMBER, A.D. 2008, AT 5:15 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FOURTH DAY OF APRIL, A.D. 2009, AT 6:45 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-NINTH DAY OF FEBRUARY, A.D. 2012, AT 9:44 O’CLOCK A.M.

Jeffrey W. Bullock, Secretary of State
4304194 8100X	AUTHENTICATION: 2312432
150548169	DATE: 04-22-15

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 04:19 PM 03/07/2007 FILED 04:06 PM 03/07/2007 SRV 070291874 – 4304194 FILE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CITADEL PLASTICS HOLDINGS, INC.

The undersigned, Citadel Plastics Holdings, Inc. (the “Corporation”), having filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on February 20, 2007, does hereby amend and restate its Certificate of Incorporation and certify as follows:

I. That the Board of Directors of the Corporation, adopted a resolution by written consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, as amended from time to time (the “GCL”) setting forth the Amended and Restated Certificate of Incorporation set forth below (the “Certificate”), declaring it advisable and voting in favor of the adoption of the Certificate.

II. That the Certificate has been duly adopted in accordance with Sections 242 and Section 245 of the GCL:

ARTICLE FIRST

The name of the Corporation is Citadel Plastics Holdings, Inc.

ARTICLE SECOND

The address of the Corporation’s registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THIRD

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the GCL.

ARTICLE FOURTH

Part A. Authorized Capital Stock.

The total number of shares of capital stock that the Corporation has authority to issue is 1,600,000 consisting of:

(1)	500,000 shares of Preferred Stock, $.0001 par value per share (the “Preferred Stock”), of which 500,000 shares are designated as Series A Preferred Stock, $.0001 par value per share (the “Series A Preferred Stock”); and

(2)	1,100,000 shares of Common Stock, $.0001 par value per share (the “Common Stock”).

The shares of the Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.

Part B. Power, Preferences and Special Rights of the Preferred Stock.

Paragraph 1. Authority of Board to Fix Terms of Certain Preferred Stock. The Board of Directors of the Corporation is hereby expressly authorized at any time and from time to time to provide for the issuance of all or any shares of the Preferred Stock other than the Series A Preferred Stock in one or more additional classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and to the fullest extent as may now or hereafter be permitted by the GCL, including, without limiting the generality of the foregoing, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, or other securities or property, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. Unless otherwise provided in such resolution or resolutions, shares of Preferred Stock of such class or series which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock, undesignated as to class or series.

Paragraph 2. Series A Preferred Stock. Notwithstanding the provisions of Article FOURTH, Part B, Paragraph 1, the terms of the Series A Preferred Stock are established below and nothing in Paragraph 1 shall be deemed to confer any authority on the Board of Directors to establish different or additional terms applicable to the Series A Preferred Stock.

Paragraph 2A. Dividends.

2A(1). General Obligation. When and as declared by the Corporation’s Board of Directors and to the extent permitted under the GCL, the Corporation shall pay preferential dividends to the holders of the Series A Preferred Stock as provided in this paragraph 2A(1). Except as otherwise provided herein, dividends on each share of the Series A Preferred Stock (a “Share”) shall accrue on a daily basis at the rate of 10% per annum on the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon, from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation, or (ii) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any Distribution may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

2A(2). Dividend Reference Dates. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning the last day of first quarter following closing (the “Dividend Reference Dates”), all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof. The foregoing sentence uses the term “accumulated” to effectuate the concept of “dividends on dividends” (or compounding) on a quarterly basis on the Dividend Reference Dates.

2A(3). Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each holder.

Paragraph 2B. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of the Series A Preferred Stock shall be entitled to be paid, before any Distribution is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares of the Series A Preferred Stock held by such holder (plus all accrued and unpaid dividends thereon), and the holders of the Series A Preferred Stock shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Paragraph 2B, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred Stock held by each such holder. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of the Series A Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

Paragraph 2C. Priority of Series A Preferred Stock on Dividends and Redemption. So long as any Series A Preferred Stock remains outstanding, without the prior written consent of the holders of a majority of the Series A Preferred Stock then outstanding, neither the Corporation nor any Subsidiary shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any Distribution upon any Junior Securities; provided that the Corporation may repurchase shares of Common Stock from present or former employees, officers, directors and consultants of the Corporation and its Subsidiaries pursuant to arrangements approved by the Corporation’s Board of Directors for an aggregate purchase price of no more than the fair market value of such shares.

Paragraph 2D. No Voting Rights. Except as otherwise provided herein and as otherwise required by law, the holders of the Series A Preferred Stock shall have no voting rights; provided that the holders of the Series A Preferred Stock shall be entitled to notice of all stockholder meetings at the same time and in the same manner as notice is given to the stockholders entitled to vote at such meetings.

Paragraph 2E. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of Shares of Series A Preferred Stock. Upon the surrender of any certificates representing Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the last date dividends were fully paid on such Series A Preferred Stock represented by the surrendered certificate (as adjusted for any dividends paid during such period). The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

Paragraph 2F. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like-kind representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate and dividends shall accrue on the Series A Preferred

Stock represented by such new certificate from the last date dividends were fully paid on the Series A Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate (as adjusted for any dividends paid during such period).

Paragraph 2G. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

Paragraph 2H. Certain Definitions.

“Distribution” means each distribution made by the Corporation to holders of Common Stock, whether in cash, property, or security of the Corporation and whether by dividend, liquidating distributions or otherwise; provided that neither of the following shall be a Distribution: (i) any redemption or repurchase by the Corporation of any shares of Common Stock for any reason (after which such shares shall cease to be outstanding shares) or (ii) any recapitalization or exchange of any shares of Common Stock, or any subdivision (by stock split, stock dividend or otherwise) of any outstanding shares of Common Stock.

“Dividend Reference Date” has the meaning set forth in paragraph 2A(2) hereof.

“Junior Securities” means any capital stock or other equity securities of the Corporation, except for the Series A Preferred Stock.

“Liquidation Value” of any Share of Series A Preferred Stock as of any particular date shall be equal to $1,000.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Share” has the meaning set forth in paragraph 2(A)(1) hereof.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

Paragraph 2I. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of this Paragraph 2 of Part B hereof without the prior written consent of the holders of a majority of the Series A Preferred Stock outstanding at the time such action is taken.

Part C. Powers, Preferences and Special Rights of the Common Stock.

Except as otherwise provided in this Part C or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights, preference and privileges, subject to the same qualifications, limitations and restrictions as set forth herein.

Paragraph 1. Voting Rights. Except as otherwise provided in this Part C or as otherwise required by applicable law, the holders of Common Stock shall be entitled to one vote per share. The rights of the holders of Common Stock to receive Distributions are subject to the provisions of outstanding shares of Preferred Stock.

Paragraph 2. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt or indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Paragraph 3. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Except as otherwise provided in this Part C, upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

Paragraph 4 Notices. All notices referred to herein shall be in writing, and shall be delivered by registered or certified mail), return receipt requested, postage prepaid, and shall be deemed to have been given when so mailed (i) to the Corporation at its principal executive offices and (ii) to any stockholder at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

Paragraph 5. Amendment and Waiver. No amendment or waiver of any provision of this Part C shall be effective without the prior written consent of the holders of a majority of the then outstanding shares of Common Stock except as may be required by the GCL.

ARTICLE FIFTH

The Corporation is to have perpetual existence.

ARTICLE SIXTH

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

ARTICLE SEVENTH

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designed from time to time by the Board of Directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE EIGHTH

To the fullest extent permitted by the GCL as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article Eighth shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE NINTH

The Corporation expressly elects not to be governed by Section 203 of the GCL.

ARTICLE TENTH

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, Citadel Plastics Holdings, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed on this 7th day of March, 2007.

Citadel Plastics Holdings, Inc.

By:

Paul Peterson, Secretary

CERTIFICATE OF CORRECTION TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CITADEL PLASTICS HOLDINGS, INC.

Citadel Plastics Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY THAT:

1.	The name of the corporation is Citadel Plastics Holdings, Inc. (the “Corporation”).

2.	The Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”) was filed with the Secretary of State of Delaware on March 7, 2007, and said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.	The inadvertent inaccuracy or defect of the Certificate to be corrected is to change the amount of the “Liquidation Value” in the Certificate from $1,000 to $100. Upon the filing of this Certificate of Correction, the language contained herein shall become a part of the Certificate and shall be effective as of the date of the original filing of the Certificate as stated above.

4.	The definition of “Liquidation Value” in Article Fourth Part B Paragraph 2H of the Certificate is replaced in its entirety as follows:

““Liquidation Value” of any Share of Series A Preferred Stock as of any particular date shall be equal to $100.”

CITADEL PLASTICS HOLDINGS, INC.

Date: February 23, 2008	By:

		Name:	J. Michael Fitzpatrick
		Title:	President

State of Delaware Secretary of State Division of Corporations Delivered 03:40 PM 02/25/2008 FILED 03:40 PM 02/25/2008 SRV 080216718 – 4304194 FILE

State of Delaware Secretary of State Division of Corporations Delivered 02:21 PM 05/01/2008 FILED 02:18 PM 05/01/2008 SRV 080493922 – 4304194 FILE

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CITADEL PLASTICS HOLDINGS, INC.

* * * * *

Adopted in accordance with the provisions

of §242 of the General Corporation Law

of the State of Delaware

* * * * *

J. Michael Fitzpatrick, being the Chief Executive Officer and President of Citadel Plastics Holdings, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Amended and Restated Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article Fourth, Part A in its entirety and substituting in lieu thereof a new Article Fourth, Part A to read as follows:

“The total number of shares of capital stock that the Corporation has authority to issue is 2,585,000 consisting of:

(1) 715,000 shares of Preferred Stock, $.0001 par value per share (the “Preferred Stock”), of which 650,000 shares are designated as Series A Preferred Stock, $.0001 par value per share (the “Series A Preferred Stock”); and

(2) 1,870,000 shares of Common Stock, $.0001 par value per share (the “Common Stock”).

The shares of the Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.”

SECOND: That the Amended and Restated Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article Fourth, Part B, Paragraph 2B in its entirety and substituting in lieu thereof a new Article Fourth, Part B, Paragraph 2B to read as follows:

“Paragraph 2B. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary) or the consummation of a Liquidity Event (as hereinafter defined), each holder of the Series A Preferred Stock shall be entitled to be paid, before any Distribution is made upon any Junior Securities, an amount in cash equal to the aggregate

Liquidation Value of all Shares of the Series A Preferred Stock held by such holder (plus all accrued and unpaid dividends thereon), and the holders of the Series A Preferred Stock shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation or the consummation of a Liquidity Event, the Corporation’s assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Paragraph 2B, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred Stock held by each such holder. The following events, in each case, shall be deemed a “Liquidity Event”: (i) a merger, consolidation or reorganization of the Corporation (except a merger or consolidation in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue after the consummation thereof to hold at least 50% of the voting power of the Corporation or the surviving or acquiring entity), (ii) a sale, transfer or issuance or series of related sales, transfers or issuances of shares of the Corporation’s capital stock that results in any new Person or new group of affiliated Persons owning of record or beneficially capital stock possessing at least 50% of the voting power of the Corporation, or (iii) a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Corporation in any transaction or series of related transactions (other than a sale, lease, transfer, exclusive license or other dispositions in the ordinary course of business), as determined on a consolidated basis.”

THIRD: That the Amended and Restated Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article Fourth, Part B, Paragraph 2I in its entirety and substituting in lieu thereof a new Article Fourth, Part B, Paragraph 2I to read as follows:

“Paragraph 2I. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of this Paragraph 2 of Part B hereof without the prior written consent of the holders of a majority of the Series A Preferred Stock outstanding at the time such action is taken, which shall include PNC Mezzanine Partners III, L.P. (or its permitted transferees) so long as PNC Mezzanine Partners III, L.P. (or its permitted transferees) owns shares of the Series A Preferred Stock and to the extent it owns the lesser of (i) the number of shares of Series A Preferred Stock equal to 70% of the percentage of Series A Preferred Stock owned by PNC Mezzanine Partners III, L.P. as of the first date that PNC Mezzanine Partners III, L.P. received Series A Preferred Stock (the “PNC Issuance Date”), or (ii) the percentage equal to 70% of the percentage of Series A Preferred Stock owned by PNC Mezzanine Partners III, L.P. as of the PNC Issuance Date.”

2

FOURTH: That the Amended and Restated Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article Eighth in its entirety and substituting in lieu thereof a new Article Eighth to read as follows:

“EIGHTH: A. Indemnification of Officers and Directors: The Corporation shall:

1. indemnify, to the fullest extent permitted by the GCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or, if such person has previously been designated for indemnification by the resolution of the Board of Directors, an employee or agent of the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful; and

2. indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or an officer, or is or was serving at the request of the Corporation as a director or officer of another corporation, joint venture, trust or other enterprise, or, if such person has previously been designated for indemnification by the resolution of the Board of Directors, an employee or agent of the Corporation, against expenses (including attorneys’ fees) actually and reasonably incurred by each person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and

3

3. indemnity, to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article EIGHTH, Part A, paragraphs (1) and (2), or in defense of any claim, issue or matter therein, any such present or former director or officer against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; and

4. make any indemnification under Article EIGHTH, Part A, paragraphs (1) and (2) (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in Article EIGHTH, Part A, paragraphs (1) and (2). Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the Corporation; and

5. pay expenses incurred by a director or an officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH. Notwithstanding the foregoing, the Corporation shall not be obligated to pay expenses incurred by a director or an officer with respect to any threatened, pending, or completed claim, suit or action, whether civil, criminal, administrative, investigative or otherwise (“Proceedings”) initiated or brought voluntarily by a director or an officer and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under the provisions of this Article EIGHTH unless a court of competent jurisdiction determines that each of the material assertions made by the director or officer in such proceeding were not made in good faith or were frivolous). The Corporation shall not be obligated to indemnify the director or officer for any amount paid in settlement of a Proceeding covered hereby without the prior written consent of the Corporation to such settlement; and

6. not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article EIGHTH exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such director’s or officer’s official capacity and as to action in another capacity while holding such office; and

4

7. have the right, authority and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article EIGHTH; and

8. deem the provisions of this Article EIGHTH to be a contract between the Corporation and each director, or appropriately designated officer, employee or agent who serves in such capacity at any time while this Article EIGHTH is in effect and any repeal or modification of this Article EIGHTH shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts. The provisions of this Article EIGHTH shall not be deemed to be a contract between the Corporation and any directors, officers, employees or agents of any other corporation (the “Second Corporation”) which shall merge into or consolidate with this Corporation when this Corporation shall be the surviving or resulting Corporation, and any such directors, officers, employees or agents of the Second Corporation shall be indemnified to the full extent permitted under the GCL only at the discretion of the Board of Directors of this Corporation; and

9. continue the indemnification and advancement of expenses provided by, or granted pursuant to, this Article EIGHTH, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the Corporation and such rights shall inure to the benefit of the heirs, executors and administrators of such a person.

B. Elimination of Certain Liability of Directors: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended GCL. Any repeal or modification of this Article

5

EIGHTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.”

FIFTH: That the Board of Directors of the Corporation approved the foregoing amendment by unanimous written consent pursuant to the provisions of Section 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

SIXTH: That the stockholders entitled to vote thereon approved the foregoing amendment by written consent in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.

* * * * *

6

IN WITNESS WHEREOF, the undersigned does hereby certify that this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 1st day of May, 2008.

Citadel Plastics Holdings, Inc.,
a Delaware corporation

By:	/s/ J. Michael Fitzpatrick
Name:	J. Michael Fitzpatrick
Its:	Chief Executive Officer and President

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

CITADEL PLASTICS HOLDINGS, INC.

Adopted in accordance with the provisions

of §242 of the General Corporation Law

of the State of Delaware

J. Michael Fitzpatrick, being the Chief Executive Officer and President of Citadel Plastics Holdings, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Amended and Restated Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article Fourth, Part A in its entirety and substituting in lieu thereof a new Article Fourth, Part A to read as follows:

“The total number of shares of capital stock that the Corporation has authority to issue is 3,180,000, consisting of:

(1) 780,000 shares of Preferred Stock, $.0001 par value per share (the “Preferred Stock”), of which 780,000 shares are designated as Series A Preferred Stock, $.0001 par value per share (the “Series A Preferred Stock”); and

(2) 2,400,000 shares of Common Stock, $.0001 par value per share (the “Common Stock”).

The shares of the Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.”

SECOND: That the Board of Directors of the Corporation approved the foregoing amendment by unanimous written consent pursuant to the provisions of Section 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

THIRD: That the stockholders entitled to vote thereon approved the foregoing amendment by written consent in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.

* * * * *

State of Delaware Secretary of State Division of Corporations Delivered 05:41 PM 12/22/2008 FILED 05:15 PM 12/22/2008 SRV 081221347 – 4304194 FILE

IN WITNESS WHEREOF, the undersigned does hereby certify that this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 22nd day of December, 2008.

Citadel Plastics Holdings, Inc.,
a Delaware corporation

By:	/s/ J. Michael Fitzpatrick
J. Michael Fitzpatrick
Chief Executive Officer and President

State of Delaware Secretary of State Division of Corporations Delivered 06:55 PM 04/24/2009 FILED 06:45 PM 04/24/2009 SRV 090397921 – 4304194 FILE

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

CITADEL PLASTICS HOLDINGS, INC.

Adopted in accordance with the provisions

of §242 of the General Corporation Law

of the State of Delaware

J. Michael Fitzpatrick, being the Chief Executive Officer and President of Citadel Plastics Holdings, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Amended and Restated Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article Fourth, Part A in its entirety and substituting in lieu thereof a new Article Fourth, Part A to read as follows:

“The total number of shares of capital stock that the Corporation has authority to issue is 3,300,000, consisting of:

(1) 800,000 shares of Preferred Stock, $.0001 par value per share (the “Preferred Stock”), of which 800,000 shares are designated as Series A Preferred Stock, $.0001 par value per share (the “Series A Preferred Stock”); and

(2) 2,500,000 shares of Common Stock, $.0001 par value per share (the “Common Stock”).

The shares of the Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.”

SECOND: That the Board of Directors of the Corporation approved the foregoing amendment by unanimous written consent pursuant to the provisions of Section 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

THIRD: That the stockholders entitled to vote thereon approved the foregoing amendment by written consent in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.

* * * * *

IN WITNESS WHEREOF, the undersigned does hereby certify that this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 22th day of April, 2009.

Citadel Plastics Holdings, Inc., a Delaware corporation

By:	/s/ J. Michael Fitzpatrick
J. Michael Fitzpatrick
Chief Executive Officer and President

State of Delaware Secretary of State Division of Corporations Delivered 09:47 AM 02/29/2012 FILED 09:44 AM 02/29/2012 SRV 120248768 – 4304194 FILE

CERTIFICATE OF MERGER

OF

CITY ACQUISITION MERGER SUB, INC.

WITH AND INTO

CITADEL PLASTICS HOLDINGS, INC.

CITADEL PLASTICS HOLDINGS, INC., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), desiring to merge CITY ACQUISITION MERGER SUB, INC., a Delaware corporation (“Merger Sub”), with and into the Corporation (the “Merger”), pursuant to Title 8, Section 251 (c) of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: The name and state of incorporation of each of the constituent corporations to the Merger (the “Constituent Corporations”) are as follows:

Name	State of Incorporation
City Acquisition Merger Sub, Inc.	Delaware
Citadel Plastics Holdings, Inc.	Delaware

SECOND: An Amended and Restated Agreement and Plan of Merger, entered into as of February 28, 2012 and effective as of February 1, 2012, by and among each of the Constituent Corporations, HGGC Citadel Plastics Holdings, Inc., a Delaware corporation, the stockholders and optionholders listed on the signature pages thereto and the representative named therein (the “Merger Agreement”), was approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the DGCL (and by the written consent of their respective stockholders in accordance with Section 228 of the DGCL).

THIRD: The Corporation will continue as the corporation surviving the Merger (the “Surviving Corporation”) and the name of the Surviving Corporation shall be Citadel Plastics Holdings, Inc. upon the effectiveness of the Merger in accordance with Section 251 of the DGCL and Section 103 of the DGCL (the “Effective Time”).

FOURTH: At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in the Merger to read, in its entirety, as set forth on Exhibit A attached hereto, and as so amended and restated shall be the Certificate of Incorporation of the Surviving Corporation until further amended pursuant to the DGCL.

FIFTH: An executed copy of the Merger Agreement is on file at the offices of the Surviving Corporation at 1600 Powis Court, West Chicago, Illinois 60185, and a copy thereof will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

SIXTH: This Certificate of Merger, and the Merger, shall become effective at the time this Certificate of Merger is filed with the Secretary of State of the State of Delaware.

*        *        *         *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Merger to be executed as of the 29th day of February, 2012.

CITADEL PLASTICS HOLDINGS, INC.

By:

Michael W. Huff
President and
Chief Executive Officer

{DE Certificate of Merger - City Acquisition Merger Sub, Inc. into Citadel Plastics Holdings, Inc.}	S-1

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CITADEL PLASTICS HOLDINGS, INC.

ARTICLE ONE

The name of the corporation is Citadel Plastics Holdings, Inc.

ARTICLE TWO

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, with a par value of $0.001 per share.

ARTICLE FIVE

The corporation is to have perpetual existence.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

1

ARTICLE SEVEN

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE EIGHT

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE NINE

The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE TEN

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

2